                                                                     EXHIBIT 4.3

================================================================================



                           MARKS BROS. JEWELERS, INC.



                                     Issuer


                                       To


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION


                                    Trustee


                     _____________________________________


                                   Indenture

                           Dated as of April 15, 1996


                     _____________________________________





                  Series A Senior Subordinated Notes due 2004

                  Series B Senior Subordinated Notes due 2004

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




                               TABLE OF CONTENTS

PARTIES          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RECITALS         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE ONE    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION . . . . . . . . . 1
SECTION 101.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
               "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
               "Agent Address" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
               "Average Life to Stated Maturity" . . . . . . . . . . . . . . . . . . . . 2
               "Bank Credit Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . 2
               "Banks" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
               "Board of Directors"  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
               "Board Resolution"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
               "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
               "Capital Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
               "Capitalized Lease Obligation"  . . . . . . . . . . . . . . . . . . . . . 3
               "Cash Equivalents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
               "Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
               "Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
               "Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
               "Company Request" or "Company Order"  . . . . . . . . . . . . . . . . . . 3
               "Consignment Fees"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
               "Consolidated Cash Interest Expense"  . . . . . . . . . . . . . . . . . . 3
               "Consolidated EBITDA" . . . . . . . . . . . . . . . . . . . . . . . . . . 4
               "Consolidated Funded Debt"  . . . . . . . . . . . . . . . . . . . . . . . 4
               "Consolidated Minimum Store Rent" . . . . . . . . . . . . . . . . . . . . 4
               "Consolidated Net Income" . . . . . . . . . . . . . . . . . . . . . . . . 4
               "Consolidated Tangible Net Worth" . . . . . . . . . . . . . . . . . . . . 4
               "Consolidated Total Assets" . . . . . . . . . . . . . . . . . . . . . . . 5
               "Consolidated Total Interest Expense" . . . . . . . . . . . . . . . . . . 5
               "Consolidated Total Liabilities"  . . . . . . . . . . . . . . . . . . . . 5
               "Corporate Trust Office"  . . . . . . . . . . . . . . . . . . . . . . . . 5
               "Corporation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
               "Covenant Defeasance" . . . . . . . . . . . . . . . . . . . . . . . . . . 5
               "Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
               "Defaulted Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
               "Defeasance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
               "Designated Senior Indebtedness"  . . . . . . . . . . . . . . . . . . . . 5
               "Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
               "Exchange Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
               "Federal Bankruptcy Code" . . . . . . . . . . . . . . . . . . . . . . . . 6





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



               "GAAP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
               "Guarantee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
               "Holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
               "Indebtedness"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
               "Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
               "Interest Payment Date" . . . . . . . . . . . . . . . . . . . . . . . . . 7
               "Institutional Series B Notes"  . . . . . . . . . . . . . . . . . . . . . 7
               "Investment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
               "Issue Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
               "Lien"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
               "Maturity"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
               "Moody's" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
               "Non-payment Default" . . . . . . . . . . . . . . . . . . . . . . . . . . 8
               "Note" and "Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
               "Note Register" and "Note Registrar"  . . . . . . . . . . . . . . . . . . 8
               "Officers' Certificate" . . . . . . . . . . . . . . . . . . . . . . . . . 8
               "Opinion of Counsel"  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
               "Outstanding" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
               "Pari Passu Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . 9
               "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
               "Payment Blockage Period" . . . . . . . . . . . . . . . . . . . . . . . . 9
               "Payment Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
               "Permitted Investment"  . . . . . . . . . . . . . . . . . . . . . . . . . 9
               "Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
               "Predecessor Note"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
               "Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               "Redeemable Capital Stock"  . . . . . . . . . . . . . . . . . . . . . .  10
               "Redemption Date" . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               "Redemption Price"  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               "Regular Record Date" . . . . . . . . . . . . . . . . . . . . . . . . .  10
               "Responsible Officer" . . . . . . . . . . . . . . . . . . . . . . . . .  10
               "Restricted Payment"  . . . . . . . . . . . . . . . . . . . . . . . . .  10
               "Restricted Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . .  10
               "S&P" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               "Securities Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               "Senior Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . .  10
               "Series A Note" and "Series A Notes"  . . . . . . . . . . . . . . . . .  11
               "Series B Note" and "Series B Notes"  . . . . . . . . . . . . . . . . .  11
               "series of Notes" or "Notes of any series"  . . . . . . . . . . . . . .  11
               "Significant Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . .  11
               "Special Record Date" . . . . . . . . . . . . . . . . . . . . . . . . .  11
               "Stated Maturity" . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
               "Subordinated Indebtedness" . . . . . . . . . . . . . . . . . . . . . .  11
               "Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               "Surviving Entity"  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               "Trust Indenture Act" or "TIA"  . . . . . . . . . . . . . . . . . . . .  12
               "Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               "Unrestricted Subsidiary" . . . . . . . . . . . . . . . . . . . . . . .  12
               "Voting Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





                                     -ii-

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

               "Wholly Owned Restricted Subsidiary"   . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 102.   Compliance Certificates and Opinions   . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 103.   Form of Documents Delivered to Trustee   . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 104.   Acts of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 105.   Notices, etc., to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 106.   Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 107.   Effect of Headings and Table of Contents   . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 108.   Conflict of Any Provision of Indenture with Trust Indenture Act  . . . . . . . . . . .  16
SECTION 109.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 110.   Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 111.   Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 112.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 113.   Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
ARTICLE TWO                   NOTE FORMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 201.   Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 202.   Form of Face of Series A Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 203.   Form of Reverse of Series A Note   . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 202.   Form of Face of Series A Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 203.   Form of Reverse of Series A Note   . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 205.   Form of Trustee's Certificate of Authentication  . . . . . . . . . . . . . . . . . . .  26
ARTICLE THREE                 THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 301.   Title and Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 302.   Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 303.   Execution, Authentication, Delivery and Dating   . . . . . . . . . . . . . . . . . . .  28
SECTION 304.   Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 305.   Registration, Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . .  29
SECTION 306.   Mutilated, Destroyed, Lost and Stolen Notes  . . . . . . . . . . . . . . . . . . . . .  30
SECTION 307.   Payment of Interest; Interest Rights Preserved   . . . . . . . . . . . . . . . . . . .  31
SECTION 308.   Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 309.   Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 310.   Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 311.   CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
ARTICLE FOUR                  SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 401.   Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 402.   Application of Trust Money   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
ARTICLE FIVE                  REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 501.   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 502.   Acceleration of Maturity; Rescission and Annulment   . . . . . . . . . . . . . . . . .  36
SECTION 503.   Collection of Indebtedness and Suits for Enforcement by Trustee  . . . . . . . . . . .  37
SECTION 504.   Trustee May File Proof of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 505.   Trustee May Enforce Claims without Possession of Notes   . . . . . . . . . . . . . . .  38


SECTION 506.   Application of Money Collected   . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 507.   Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 508.   Unconditional Right of Holders to Receive Principal, Premium and Interest  . . . . . .  40
SECTION 509.   Restoration of Rights and Remedies   . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 510.   Rights and Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 511.   Delay or Omission Not Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 512.   Control by Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 513.   Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 514.   Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 515.   Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . . . . . . . . . . . . .  41
ARTICLE SIX                   THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 601.   Notice of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 602.   Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 603.   Trustee Not Responsible for Recitals or Issuance of Notes  . . . . . . . . . . . . . .  43
SECTION 604.   May Hold Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 605.   Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 606.   Compensation and Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 607.   Conflicting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 608.   Corporate Trustee Required; Eligibility  . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 609.   Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . . . .  45
SECTION 610.   Acceptance of Appointment by Successor   . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 611.   Merger, Conversion, Consolidation or Succession to Business  . . . . . . . . . . . . .  46
ARTICLE SEVEN                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY . . . . . . . . . . .  47
SECTION 701.   Disclosure of Names and Addresses of Holders   . . . . . . . . . . . . . . . . . . . .  47
SECTION 702.   Reports by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 703.   Reports by Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
ARTICLE EIGHT                 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE  . . . . . . . . .  47
SECTION 801.   Company May Consolidate, etc., Only on Certain Terms   . . . . . . . . . . . . . . . .  47
SECTION 802.   Successor Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
ARTICLE NINE                  SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 901.   Supplemental Indentures without Consent of Holders   . . . . . . . . . . . . . . . . .  49
SECTION 902.   Supplemental Indentures with Consent of Holders  . . . . . . . . . . . . . . . . . . .  49
SECTION 903.   Execution of Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 904.   Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 905.   Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 906.   Reference in Notes to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . .  51
SECTION 907.   Notice of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . .  51





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


ARTICLE TEN                   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 1001.  Payment of Principal, Premium, If Any, and Interest  . . . . . . . . . . . . . . . . .  51
SECTION 1002.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 1003.  Money for Note Payments to Be Held in Trust  . . . . . . . . . . . . . . . . . . . . .  52
SECTION 1004.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 1005.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 1006.  Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 1007.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 1008.  Compliance Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 1009.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 1010.  Limitation on Consolidated Funded Debt   . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 1011.  Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 1012.  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 1013.  Limitation on Issuance and Sale of Capital Stock by Restricted Subsidiaries  . . . . .  56
SECTION 1014.  Limitation on Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . .  57
SECTION 1015.  Limitation on Dividend and Other Payment Restrictions Affecting
               Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 1016.  Restriction on Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 1017.  Limitation on Certain Other Subordinated   . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 1018.  Waiver of Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 1019.  Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 1020.  Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
ARTICLE ELEVEN                REDEMPTION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 1101.  Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 1101.  Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 1103.  Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 1104.  Election to Redeem; Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 1105.  Selection by Trustee of Notes to Be Redeemed   . . . . . . . . . . . . . . . . . . . .  61
SECTION 1106.  Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 1107.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 1108.  Notes Payable on Redemption Date   . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 1109.  Notes Redeemed in Part   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
ARTICLE TWELVE                SINKING FUND PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 1201.  Sinking Fund Payments -- Series A Notes.   . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 1201.  Sinking Fund Payments -- Series A Notes.   . . . . . . . . . . . . . . . . . . . . . .  63
ARTICLE THIRTEEN              DEFEASANCE AND COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . .  63
SECTION 1301.  Company's Option to Effect Defeasance or Covenant Defeasance   . . . . . . . . . . . .  63
SECTION 1302.  Defeasance and Discharge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 1303.  Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 1304.  Conditions to Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . . . . .  64




SECTION 1305.  Deposited Money and U.S. Government Obligations to Be Held in Trust; Other
               Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 1306.  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
ARTICLE FOURTEEN              SUBORDINATION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 1401.  Notes Subordinate to Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 1402.  Payment Over of Proceeds upon Dissolution, etc   . . . . . . . . . . . . . . . . . . .  67
SECTION 1403.  Suspension of Payment When Senior Indebtedness in Default  . . . . . . . . . . . . . .  68
SECTION 1404.  Payment Permitted If No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 1405.  Subrogation to Rights of Holders of Senior Indebtedness  . . . . . . . . . . . . . . .  70
SECTION 1406.  Provisions Solely to Define Relative Rights  . . . . . . . . . . . . . . . . . . . . .  70
SECTION 1407.  Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 1408.  No Waiver of Subordination Provisions  . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 1409.  Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 1410.  Reliance on Judicial Order or Certificate of Liquidating Agent   . . . . . . . . . . .  72
SECTION 1411.  Rights of Trustee as a Holder of Senior Indebtedness; Preservation
               of Trustee's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 1412.  Article Applicable to Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 1413.  No Suspension of Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 1414.  Trust Moneys Not Subordinated  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 1415.  Proof of Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 1416.  Trustee Not Fiduciary for Holders of Senior Indebtedness   . . . . . . . . . . . . . .  73


     INDENTURE, dated as of April 15, 1996, between MARKS BROS. JEWELERS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 155 North Wacker Drive, Chicago, Illinois 60606, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the "Trustee"), having its principal office at Sixth and Marquette, Minneapolis, Minnesota 55479.

                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of Series A Senior Subordinated Notes due 2004 (herein called the "Series A Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     The Company has duly authorized the creation of an issue of Series B Senior Subordinated Notes due 2004 (herein called the "Series B Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     All acts and things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid, binding and legal obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 101. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

           (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

           (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

           (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Agent Address" means c/o Bank of Boston, 100 Federal Street, Boston, Massachusetts 02210, Attention: Ms. Elizabeth A. Ratto.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bank Credit Agreement"means (a) the Revolving Credit, Term Loan and Gold Consignment Agreement, dated as of May 3, 1996, among the Company, the Banks and The First National Bank of Boston and Rhode Island Hospital Trust National Bank, as agents for the Banks, as in effect on the Issue Date and as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing such Agreement or any other agreement deemed a Bank Credit Agreement under clause (a) or (b) hereof.

     "Banks" means the lenders from time to time who are parties to the Bank Credit Agreement.

     "Board of Directors" of any person means the board of directors of such person or any duly authorized committee of such board.

     "Board Resolution" of any person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of Chicago or the City of New York are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents or interests in (however designated) such person's capital stock or other equity interests or participations, including general and limited partnership interests, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP; and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof on the balance sheet at such date, determined in accordance with GAAP consistently applied.

     "Cash Equivalents" means, at any time: (i) any evidence of Indebtedness with a maturity of 180 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit, time deposits and bankers' acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and a Keefe Bank Watch Rating of B or better; (iii) commercial paper with a maturity of 90 days or less issued by a corporation that is not an Affiliate of the Company or a Subsidiary of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (iv) any money market or other deposit accounts issued or offered by any domestic institution in the business of accepting money market accounts or any commercial banking institution described in clause (ii) above.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued, after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, its President or any Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers and directors listed in clause (i) above in lieu of being signed by one of such officers and directors listed in such clause (ii) and one of the officers listed in clause (ii) above.

     "Consignment Fees" means consignment fees on consigned precious metal at the rates set forth in Section 5.2 of the Bank Credit Agreement.

     "Consolidated Cash Interest Expense" means, with respect to the Company and its Restricted Subsidiaries and for any particular fiscal period, the amount of Consolidated Total Interest Expense which is paid or due to be paid in cash during such period.

     "Consolidated EBITDA" means, with respect to the Company and its Restricted Subsidiaries and for any particular fiscal period, the consolidated earnings (or loss) from operations of the Company and its Restricted Subsidiaries for such period, after eliminating therefrom all extraordinary nonrecurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines), and after all expenses and other proper charges but before payment or provision for (a) any income taxes, interest expenses or Consignment Fees for such period, (b) depreciation for such period, (c) amortization for such period, and (d) all other noncash charges for such period, all determined in accordance with generally accepted accounting principles.

     "Consolidated Funded Debt" means, with respect to the Company and its Restricted Subsidiaries and for any period, the average aggregate principal amount outstanding during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries pursuant to any agreement or instrument to which the Company or any Restricted Subsidiary is a party relating to the borrowing of money or the obtaining of credit (including without limitation amounts outstanding under the Bank Credit Agreement, Indebtedness in respect of the Notes and Indebtedness in respect of Capitalized Lease Obligations).

     "Consolidated Minimum Store Rent" means, with respect to any fiscal period, the aggregate amount of obligations of the Company and its Restricted Subsidiaries during such period to make direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals in respect of any leased retail store locations.

     "Consolidated Net Income" means, with respect to the Company and its Restricted Subsidiaries and for any particular fiscal period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with generally accepted accounting principles consistently applied adjusted, to the extent included in calculating such net income, by excluding, without duplication (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto) and the non-recurring cumulative effect of accounting changes, (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to minority interests and unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of the Company's Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or one of its Restricted Subsidiaries on a "pooling of interest" basis attributable to any period prior to the date of combination, (iv) the net income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Consolidated Tangible Net Worth" means, the difference of (a) Consolidated Total Assets minus (b) Consolidated Total Liabilities, and less
(c) the sum of:

           (i) the total book value of all assets of the Company and its Restricted Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, but excluding, whether or not so classified as intangible assets, up to $4,000,000 in the aggregate of unamortized transaction costs incurred by the Company and its Restricted Subsidiaries in connection with this Indenture and the transactions contemplated hereby to the extent included in Consolidated Total Assets; plus

           (ii) all amounts representing any write-up in the book value of any assets of the Company or its Restricted Subsidiaries resulting from a revaluation thereof subsequent to January 31, 1996; plus

           (iii) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

     "Consolidated Total Assets" means, as of any date, all assets of the Company and its Restricted Subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles.

     "Consolidated Total Interest Expense" means, for any fiscal period, the aggregate amount of interest required to be paid or accrued by the Company and its Restricted Subsidiaries during such period on all Indebtedness of the Company and its Restricted Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Lease Obligations and including commitment fees, agency fees, facility fees, Consignment Fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     "Consolidated Total Liabilities" means, as of any date, all liabilities of the Company and its Restricted Subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles and all Indebtedness of the Company and its Restricted Subsidiaries, whether or not so classified.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0069; Attention: Corporate Trust Trustee Administration.

     "Corporation" includes corporations, associations, partnerships, companies and business trusts.

     "Covenant Defeasance" has the meaning set forth in Section 1303.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Defeasance" has the meaning specified in Section 1302.

     "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Bank Credit Agreement and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $5,000,000 and is specifically designated by the Company, with the consent of the agent for the Banks under the Bank Credit Agreement, in its sole discretion, if such agreement is then in effect, in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and rules and regulations thereunder.

     "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

     "GAAP" or "generally accepted accounting principles" means (i) when used in Sections 1010, 1019 and 1020, whether directly or indirectly through reference to a capitalized term used therein, (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the Company's fiscal year ended on January 31, 1996, and (B) to the extent consistent with such principles, the accounting practice of the Company reflected in its financial statements for the year ended on January 31, 1996; provided, however, that if any change in such principles promulgated by the Financial Accounting Standards Board and its predecessors following January 31, 1996 would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Sections 1010, 1019 and 1020, or any definition related thereto, then the Company and the Trustee on behalf of the Holders of the Notes will negotiate in good faith to amend all such covenants and definitions as would be affected by such changes in such principles to the extent necessary to maintain the economic terms of such covenants as in effect under this Indenture immediately prior to giving effect to such changes in such principles, provided further that, until the amendment of such covenants and definitions shall have been agreed upon by the Company and the holders of the Notes, the covenants and definitions in effect immediately prior to such amendment shall remain in effect and any determination of compliance with any covenant set forth in Sections 1010, 1019 and 1020 shall be construed in accordance with generally accepted accounting principles as in effect immediately prior to such amendment consistently applied, and (ii) when used in general, other than as provided above, principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "GAAP" or "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Holder" means a person in whose name a Note is registered in the Note Register.

     "Indebtedness" means all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplied, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

     "Institutional Series B Notes" shall mean the Series B Notes authenticated and delivered to the initial Holder or Holders thereof (including any Series B Notes authenticated and delivered in exchange for such Series B Notes so authenticated and delivered), and such Series B Notes (and any Series B Notes so authenticated and delivered in exchange therefor) shall constitute Institutional Series B Notes if and only for so long as such initial Holder or Holders of such Series B Notes (or any Series B Notes so authenticated and delivered in exchange therefor) hold in the aggregate not less than 87.5% of the aggregate Outstanding principal amount of Series B Notes.

     "Investment" means all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular date: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     "Issue Date" means the date on which the Notes are originally issued under this Indenture.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity" when used with respect to any Note, means the date on which the principal of (and premium, if any) and interest on such Note become due and payable as therein or herein provided, whether at Stated Maturity or any payment date for a Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Note" and "Notes" shall mean, collectively, Series A Notes and Series B Notes and shall particularly mean any Notes authenticated and delivered under this Indenture.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

     "Officers' Certificate" means a certificate signed by (i) the Chairman, a vice-chairman, the President, a Vice President or the Treasurer of the Company and (ii) the Secretary or an Assistant Secretary of the Company and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers and directors listed in clause (i) above in lieu of being signed by one of such officers and directors listed in such clause (i) and one of the officers listed in clause (ii) above.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee. Each such opinion (i) shall include the statements provided for in TIA Section 314(e) to the extent applicable and (ii) may state that the counsel rendering such opinion have relied upon an Officers' Certificate with respect to factual matters which are set forth in such opinion.

     "Outstanding", when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

           (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

           (ii) Notes, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited in compliance with the terms of this Indenture with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, and the Trustee or such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of Article Fourteen hereof; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

           (iii) Notes with respect to which the Company has effected defeasance as provided in Article Thirteen and not in violation of Sections 1402 and 1403; and

           (iv) securities paid pursuant to Section 306 and Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent, notice or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

     "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Notes.

     "Paying Agent" means any person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

     "Payment Blockage Period" has the meaning set forth in Section 1403.

     "Payment Default" means any default in the payment of principal of (or premium, if any) or interest or other obligation on Designated Senior Indebtedness.

     "Permitted Investment" means any of the following: (i) Investments by the Company or any Wholly Owned Restricted Subsidiary of the Company in another person, if as a result of such Investment such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Company or such Wholly Owned Restricted Subsidiary; (ii) Investments in short-term obligations of, or fully guaranteed by, the United States of America; (iii) Investments in commercial paper rated "P-1" or better by Moody's or "A-1" or better by S&P; (iv) Investments in certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; (v) Investments in any mutual fund organized under the Investment Company Act of 1940 or money market fund organized under the laws of the United States of America or any state thereof which invests only in instruments described in clause (ii), (iii) or (iv) above or (vii) below; (vi) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in settlement of claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or of such Restricted Subsidiary; (vii) Investments in Cash Equivalents; (viii) loans and advances to employees and officers of the Company and its Restricted Subsidiaries made in compliance with clause (ii) of the second sentence under
Section 1014; (ix) Investments by the Company or a Wholly Owned Restricted Subsidiary in the Capital Stock of a Wholly Owned Restricted Subsidiary; (x) Investments in any of the Notes; (xi) receivables owing to the Company or any Restricted Subsidiary created in the ordinary course of business; and (xii) Investments in any person in addition to that described in clauses (i) through
(xi) above not to exceed $3,000,000 in the aggregate at any time outstanding.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to any Stated Maturity of the Notes or, at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to any Stated Maturity of the Notes.

     "Redemption Date", when used with respect to any Notes to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers or assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" has the meaning set forth under Section 1011.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Corporation and its successors.

     "Securities Act" means the Securities Act of 1933, as amended, from time to time, and rules and regulations thereunder.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include all obligations of the Company, whether outstanding on the Issue Date or, thereafter created, incurred or assumed, under or in respect of the Bank Credit Agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable in such proceeding), reimbursement of amounts drawn under letters of credit issued or arranged for pursuant thereto, obligations owed to the Banks with respect to Interest Rate Protection Obligations incurred to satisfy the requirements of the Bank Credit Agreement or otherwise and reimbursement of other amounts, guarantees in respect thereof and all charges, fees, indemnifications, damages, penalties, expenses (including any post-petition expenses in any state, federal or foreign bankruptcy proceeding) and other amounts or liabilities payable by the Company or its Restricted Subsidiaries under the Bank Credit Agreement. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Notes,
(b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Bank Credit Agreement or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (i) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture.

     "Series A Note" and "Series A Notes" have the meaning stated in the recitals of this Indenture and more particularly mean any Series A Notes authenticated and delivered under this Indenture.

     "Series B Note" and "Series B Notes" have the meaning stated in the recitals of this Indenture and more particularly mean any Series B Notes authenticated and delivered under this Indenture, including without limitation any Series B Note constituting a Secondary Note.

     "series of Notes" or "Notes of any series" shall mean and refer to Series A Notes and Series B Notes.

     "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness or any installments of interest thereon, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or such installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Notes pursuant to subordination provisions contained in Article Fourteen hereof, as appropriately modified to include the Notes as "Senior Indebtedness" thereunder.

     "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person and (ii) any other person (other than a corporation), including, without limitation, a joint venture or partnership, in which such person, one or more Subsidiaries of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     "Surviving Entity" has the meaning set forth in Section 801.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

     "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such by the Company (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof,
(b) which has no Indebtedness or any other obligation that, if in default in any respect (including a nonpayment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity,
(c) with which the Company or any other Subsidiary of the Company has no contract, agreement, arrangement, understanding or is subject to an obligation of any kind, whether written or oral, other than a transaction on terms no less favorable to the Company or any other Subsidiary of the Company than those which might be obtained at the time from persons at arm's length who are not Affiliates of the Company and (d) with which neither the Company nor any other Subsidiary of the Company has any obligation (other than by the terms of the Indenture) (i) to subscribe for additional shares of Capital Stock or other equity interest therein or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. The Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Trustee under this Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Restricted Subsidiary unless, after giving effect to such designation, no Default or Event of Default would have then occurred or be continuing. A designation of an Unrestricted Subsidiary as a Restricted Subsidiary may not thereafter be rescinded.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

     SECTION 102. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section
1008) shall include:

           (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to TIA Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

     If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then Outstanding shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 105. Notices, etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with

           (1) the Trustee by any Holder, the Banks, the holders of Designated Senior Indebtedness or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration; or

           (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, Attention: President, or at any other address furnished in writing to the Trustee by the Company.

     SECTION 106. Notice to Holders; Waiver.

     Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when deposited for mailing to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 107. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 108. Conflict of Any Provision of Indenture with Trust Indenture
Act.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     SECTION 109. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

     SECTION 110. Separability Clause.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 111. Benefits of Indenture.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 112. Governing Law.

     This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict-of-laws rules thereof.

     SECTION 113. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

                                  ARTICLE TWO

                                   NOTE FORMS

     SECTION 201. Forms Generally.

     The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The definitive Notes shall be printed, lithographed or engraved or may be produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

     SECTION 202. Form of Face of Series A Note.

     THIS SERIES A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SERIES A NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SERIES A NOTE BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SERIES A NOTE ONLY (1) TO THE COMPANY,
(2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THIS SERIES A NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN EACH OF THE FOREGOING CASES, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (6) PURSUANT TO ANY OTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (B) ANY TRANSFEREE OF THIS SERIES A NOTE BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE AGREED TO AND WILL BE BOUND BY THE RESALE RESTRICTIONS REFERRED TO ABOVE.

     IN THE EVENT THAT A REGISTRATION STATEMENT COVERING THE SERIES A NOTES SHALL BECOME EFFECTIVE UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR IN THE EVENT THAT THE COMPANY SHALL RECEIVE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT, IN THE OPINION OF SUCH COUNSEL, THIS LEGEND IS NOT, OR IS NO LONGER, NECESSARY OR REQUIRED (INCLUDING, WITHOUT

LIMITATION, BECAUSE OF THE AVAILABILITY OF THE EXEMPTIONS AFFORDED BY RULE 144 OR RULE 144A OF THE GENERAL RULES AND REGULATIONS OF THE COMMISSION) , THE COMPANY SHALL, OR SHALL INSTRUCT ITS TRANSFER AGENTS AND REGISTRARS TO, REMOVE THIS LEGEND FROM THE CERTIFICATES EVIDENCING THIS SERIES A NOTE OR ISSUE A NEW SERIES A NOTE WITHOUT SUCH LEGEND IN LIEU THEREOF.


                           MARKS BROS. JEWELERS, INC.

                   Series A Senior Subordinated Note due 2004


No. _______                                                $_____________
                                                           CUSIP 570698 AA 8


          Marks Bros. Jewelers, Inc., a Delaware corporation (herein called the "Company," which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ or registered assigns, the principal sum of _________ Dollars on October 31, 2004 at the office or agency of the Company referred to below, and to pay interest thereon on July 31, 1996 and quarterly thereafter on October 31, January 31, April 30 and July 31 in each year, from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12.15% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Series A Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Series A Notes, may be paid to the person in whose name this Series A Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series A Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payment of the principal of (and premium, if any) and interest on this Series A Note will be made at the office or agency of the Company maintained for that purpose in the City of Chicago, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (a) may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register or (b) by wire transfer of immediately available funds to the account of any Holder in whose name not less than $100,000 principal amount of Series A Notes is registered on the Note Register as previously designated by such person.

          Reference is hereby made to the further provisions of this Series A Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Series A Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    MARKS BROS. JEWELERS, INC.


                                    By _________________________________


                                   Attest:_____________________________
                                             Authorized Signature


     SECTION 203. Form of Reverse of Series A Note.

     This Series A Note is one of a duly authorized issue of securities of the Company designated as its Series A Senior Subordinated Notes due 2004 (herein called the "Series A Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $12,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 15, 1996 between the Company and Norwest Bank Minneapolis, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Series A Notes, and of the terms upon which the Series A Notes are, and are to be, authenticated and delivered. The Indenture also governs the terms of a duly authorized issue of securities of the Company designated as its Series B Subordinated Notes due 2004 (the "Series B Notes") limited in aggregate principal amount to $8,000,000. The Series A Notes and Series B Notes are sometimes herein collectively referred to as the "Notes."

     The Series A Notes are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder of this Series A Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

     Subject to the provisions of Article Fourteen of the Indenture, the Series A Notes are subject to redemption upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000 (a) at any time on or after July 31, 2001, as a whole or in part, at the election of the Company and (b) in part on July 31, 2001 and on each October 31, January 31, April 30 and July 31 thereafter to and including July 31, 2004 for the Sinking Fund provided for in the Indenture upon payment of the Redemption Price, which shall consist of (i) 100% of the principal amount of the Series A Notes so redeemed in case of a redemption for said Sinking Fund or the applicable percentage of the principal amount of the Series A Notes so redeemed set forth below in the case of any other such redemption:

     If redeemed during the period set forth below,


                  PERIOD                              PERCENTAGE
                  ------                              ----------
        July 31, 2001 - July 30, 2002 ............     106.00%
        July 31, 2002 - July 30, 2003 ............     105.00%
        July 31, 2003 - July 30, 2004 ............     104.00%
        July 31, 2004 and thereafter .............     100.00%


plus, in each case, (ii) any interest accrued on the Series A Notes so redeemed to the Redemption Date.

     In the case of any redemption of Series A Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Series A Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Series A Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     In the event of redemption of this Series A Note in part only, a new Series A Note or Series A Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Series A Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Series A Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Series A Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series which is affected by the modification or amendment (voting, in the case of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes of each series affected (voting, in the case of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes), on behalf of the Holders of such series of Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Series A Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Note and of any Series A
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series A Note.

     No reference herein to the Indenture and no provision of this Series A Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Series A Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Note is registerable on the Note Register of the Company, upon surrender of this Series A Note for registration of transfer at the office or agency of the Company maintained for such purpose in Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Series A Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Notes are exchangeable for a like aggregate principal amount of Series A Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Series A Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection therewith.

     Prior to the time of due presentment of this Series A Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series A Note is registered as the owner hereof for all purposes, whether or not this Series A Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Series A Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Series A Note shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict-of-laws rules thereof.

     SECTION 204. Form of Face of Series B Note.

     THIS SERIES B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SERIES B NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SERIES B NOTE BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SERIES A NOTE ONLY (1) TO THE COMPANY,
(2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THIS SERIES B NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (5)

PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN EACH OF THE FOREGOING CASES, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (6) PURSUANT TO ANY OTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (B) ANY TRANSFEREE OF THIS SERIES B NOTE BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE AGREED TO AND WILL BE BOUND BY THE RESALE RESTRICTIONS REFERRED TO ABOVE.

     IN THE EVENT THAT A REGISTRATION STATEMENT COVERING THE SERIES B NOTES SHALL BECOME EFFECTIVE UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR IN THE EVENT THAT THE COMPANY SHALL RECEIVE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT, IN THE OPINION OF SUCH COUNSEL, THIS LEGEND IS NOT, OR IS NO LONGER, NECESSARY OR REQUIRED (INCLUDING, WITHOUT LIMITATION, BECAUSE OF THE AVAILABILITY OF THE EXEMPTIONS AFFORDED BY RULE 144 OR RULE 144A OF THE GENERAL RULES AND REGULATIONS OF THE COMMISSION) , THE COMPANY SHALL, OR SHALL INSTRUCT ITS TRANSFER AGENTS AND REGISTRARS TO, REMOVE THIS LEGEND FROM THE CERTIFICATES EVIDENCING THIS SERIES B NOTE OR ISSUE A NEW SERIES B NOTE WITHOUT SUCH LEGEND IN LIEU THEREOF.


                           MARKS BROS. JEWELERS, INC.

                   Series B Senior Subordinated Note due 2004


No. _______                                                  $_____________
                                                            CUSIP 570698 AB 6


     Marks Bros. Jewelers, Inc., a Delaware corporation (herein called the "Company," which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ or registered assigns, the principal sum of _________ Dollars on October 31, 2004 at the office or agency of the Company referred to below, and to pay interest thereon (a) at the rate of 15.0% per annum, payable in cash (the "Cash Interest"), plus, for years or portions thereof commencing on or after May 1, 1998, (b) additional interest (the "Additional Interest") initially at the rate of 1.0% per annum, with the rate of such Additional Interest to increase in 1.0% per annum increments per each subsequent year commencing May 1, 1999, such Cash Interest and Additional Interest to be paid on July 31, 1996 and quarterly thereafter on October 31, January 31, April 30 and July 31 in each year, from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for.

     The Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of the Additional Interest in cash, pay such Additional Interest through the issuance of additional Series B Notes ("Secondary Notes") in a principal amount equal to the amount of such Additional Interest, rounded to the nearest whole dollar. The Company shall notify the Trustee or an authenticating agent of such election not less than 10 nor more than 45 days prior to the Regular Record Date for an Interest Payment Date on which Secondary Notes will be issued. On such Interest Payment Date the Trustee or authenticating agent shall authenticate Secondary Notes for original issuance to the Holders of Series B Notes on the preceding Regular Record Date, as shown by the records of the Note Registrar, in the amount required to pay such Additional Interest. Notwithstanding any other provision of this paragraph or such Indenture to the contrary, the Company shall pay cash in lieu of issuing Secondary Notes in any denomination of less than $1,000 (which shall be determined with respect to the aggregate amount of Series B Notes held by each Holder as shown by the records of the Note Registrar) unless the Company is prohibited from making such payments pursuant to Article Fourteen of such Indenture.

     Any such Secondary Notes shall be governed by the Indenture and shall be subject to the same terms as this Series B Note (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term "Series B Notes" shall include the Secondary Notes that may be issued under such Indenture.

     Interest payable pursuant to this Series B Note, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Series B Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Series B Notes, may be paid to the person in whose name this Series B Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series B Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series B Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Series B Note will be made at the office or agency of the Company maintained for that purpose in the City of Chicago, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest shall be made by the Company by wire transfer of immediately available funds to the account of any Holder in whose name not less than $100,000 principal amount of Series B Notes is registered on the Note Register as previously designated by such person.

     Reference is hereby made to the further provisions of this Series B Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Series B Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                               MARKS BROS. JEWELERS, INC.


                               By _________________________________
Attest:

____________________
Authorized Signature

     SECTION 205. Form of Reverse of Series B Note.

     This Series B Note is one of a duly authorized issue of securities of the Company designated as its Series B Senior Subordinated Notes due 2004 (herein called the "Series B Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $8,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 15, 1996 between the Company and Norwest Bank Minnesota, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Series B Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.
The Indenture also governs the terms of a duly authorized issue of securities of the Company designated as its Series A Subordinated Notes due 2004 (the "Series A Notes") limited in aggregate principal amount to $12,000,000. The Series A Notes and Series B Notes are sometimes herein collectively referred to as the "Notes."

     The Series B Notes are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder of this Series B Note, by accepting the same, (a) agrees to and shall be bound by the provisions of Article Fourteen of the Indenture, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee his attorney-in-fact for such purpose.

     Subject to the provisions of Article Fourteen of the Indenture, the Series B Notes are subject to redemption upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000 (a) at any time on or after the Issue Date, as a whole or in part, at the election of the Company and (b) in part on July 31, 2001 and on each October 31, January 31, April 30 and July 31 thereafter to and including July 31, 2004 for the Sinking Fund provided for in the Indenture upon payment of the Redemption Price, which shall consist of (i) 100% of the principal amount of the Notes so redeemed in case of a redemption for said Sinking Fund or the applicable percentage of the principal amount of the Notes so redeemed set forth below in the case of any other such redemption:

     If redeemed during the period set forth below,


                                PERIOD                 PERCENTAGE
                  --------------------------------     ----------
                  July 31, 1996 - July 30, 1997 ..        112%
                  July 31, 1997 - July 30, 1998 ..        112%
                  July 31, 1998 - July 30, 1999 ..        110%
                  July 31, 1999 - July 30, 2000 ..        110%
                  July 31, 2000 - July 30, 2001 ..        109%
                  July 31, 2001 - July 30, 2002 ..        108%
                  July 31, 2002 - July 30, 2003 ..        107%
                  July 31, 2003 - July 30, 2004 ..        106%
                  July 31, 2004 and thereafter ...        105%


plus, in each case, (ii) any interest accrued on the Series B Notes so redeemed to the Redemption Date (which interest so accrued shall be paid solely by cash).

     In the case of any redemption of Series B Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Series B Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     In the event of redemption of this Series B Note in part only, a new Series B Note or Series B Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Series B Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Series B Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Series B Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series which is affected by the modification or amendment (voting, in the case of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes of each series affected (voting, in the case of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes), on behalf of the Holders of such series of Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Series B Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series B Note and of any Series B
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series B Note.

     No reference herein to the Indenture and no provision of this Series B Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Series B Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series B Note is registerable on the Note Register of the Company, upon surrender of this Series B Note for registration of transfer at the office or agency of the Company maintained for such purpose in Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series B Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Series B Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series B Notes are exchangeable for a like aggregate principal amount of Series B Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Series B Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection therewith.

     Prior to the time of due presentment of this Series B Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series B Note is registered as the owner hereof for all purposes, whether or not this Series B Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Series B Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Series B Note shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict-of-laws rules thereof.

     SECTION 205. Form of Trustee's Certificate of Authentication.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     This is one of the Notes referred to in the within-mentioned Indenture.

Dated:                                    NORWEST BANK MINNESOTA, NATIONAL
                                              ASSOCIATION, as Trustee


                                          By:  ________________________
                                          Authorized Signatory

                                 ARTICLE THREE

                                 THE SECURITIES

     SECTION 301. Title and Terms.

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $20,000,000, of which $12,000,000 shall be authenticated and delivered as Series A Notes and $8,000,000 shall be authenticated and delivered as Series B Notes, and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 906 or 1108, and Series B Notes delivered in payment of Additional Interest as set forth below.

     The Series A Notes shall be known and designated as the "Series A Senior Subordinated Notes due 2004" of the Company. Their Stated Maturity shall be October 31, 2004, and they shall bear interest at the rate of 12.15% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on July 31, 1996 and quarterly thereafter on October 31, January 31, April 30 and July 31 in each year, until the principal hereof is paid or duly provided for.

     The Series B Notes shall be known and designated as the " Series B Senior Subordinated Notes due 2004" of the Company. Their Stated Maturity shall be October 31, 2004, and they shall bear interest at the rate of (a) 15.0% per annum, payable in cash (the "Cash Interest"), plus, for years or portions thereof commencing on or after May 1, 1998, (b) additional interest (the "Additional Interest") initially at the rate of 1.0% per annum, with the rate of such Additional Interest to increase in 1.0% per annum increments per each subsequent year commencing May 1, 1999, such Cash Interest and Additional Interest to be paid on July 31, 1996 and quarterly thereafter on October 31, January 31, April 30 and July 31 in each year, from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for.

     The Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of the Additional Interest with respect to Series B Notes in cash, pay such Additional Interest through the issuance of additional Series B Notes ("Secondary Notes") in a principal amount equal to the amount of such Additional Interest, rounded to the nearest whole dollar. The Company shall notify the Trustee or an authenticating agent of such election not less than 10 nor more than 45 days prior to the Regular Record Date for an Interest Payment Date on which Secondary Notes will be issued. On such Interest Payment Date the Trustee or authenticating agent shall authenticate Secondary Notes for original issuance to the Holders of Notes on the preceding Regular Record Date, as shown by the records of the Note Registrar, in the amount required to pay such Additional Interest. Notwithstanding any other provision of this Indenture to the contrary, the Company shall pay cash in lieu of issuing Secondary Notes in any denomination of less than $1,000 (which shall be determined with respect to the aggregate amount of Notes held by each Holder as shown by the records of the Note Registrar) unless the Company is prohibited from making such payments pursuant to Article Fourteen of this Indenture.

     Any such Secondary Notes shall be governed by this Indenture and shall be subject to the same terms as this Note (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term "Series B Notes" shall include the Secondary Notes that may be issued under this Indenture.

     The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of Chicago, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the persons entitled thereto as such addresses shall appear on the Note Register.

     The Series A Notes and Series B Notes shall be redeemable as provided in Article Eleven.

     The Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fourteen.

     SECTION 302. Denominations.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 303. Execution, Authentication, Delivery and Dating.

     The Notes shall be executed on behalf of the Company by its Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile signatures and may be imprinted or otherwise reproduced on the Notes.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

     Each Note shall be dated the date of its authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any person, and the successor person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor person, be exchanged for other Notes executed in the name of the successor person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Notes at the time Outstanding held by such Holder for Notes authenticated and delivered in such new name.

     SECTION 304. Temporary Notes.

     Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive securities of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 305. Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

     Upon surrender for registration of transfer of any Note of any series at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such series of any authorized denomination or denominations of a like aggregate principal amount.

     At the option of the Holder, Notes of any series may be exchanged for other Notes of such series of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes of any series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes of such series which the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to
Section 303, 304, 906 or 1108 not involving any transfer.

     The Company shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business (i) 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 1104 and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     SECTION 306. Mutilated, Destroyed, Lost and Stolen Notes.

     If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 307. Payment of Interest; Interest Rights Preserved.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that (x) each installment of interest on Series A Notes (i) may at the Company's option be paid by mailing a check for such interest, payable to or upon the written order of the person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Note Register or (ii) by wire transfer of immediately available funds to the account of any Holder of Series A Notes in whose name not less than $100,000 principal amount of Series A Notes is registered on the Note Register as previously designated by such Person and (y) each installment of interest on Series B Notes shall be made by the Company by wire transfer of immediately available funds to the account of any Holder of Series B Notes in whose name not less than $100,000 principal amount of Series B Notes is registered on the Note Register as previously designated by such Person.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

           (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears on the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

           (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 308. Persons Deemed Owners.

     Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 309. Cancellation.

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

     SECTION 310. Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 311. CUSIP Numbers.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     SECTION 401. Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

           (1) either

           (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

           (b) all such Notes not theretofore delivered to the Trustee for cancellation

                 (i) have become due and payable, or

                 (ii) will become due and payable at their Stated Maturity
            within one year, or

                 (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

      and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of Holders for that purpose an amount in U.S. dollars sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

           (2) the making of such Company Request does not constitute a default under the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

           (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

           (4) the Company has delivered to the Trustee an Officers' Certificate and an opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

     SECTION 402. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. Money so held in trust shall not be subject to the provisions of Article Thirteen of this Indenture.


                                  ARTICLE FIVE

                                    REMEDIES

     SECTION 501. Events of Default.

     The occurrence of any one of the following events will be an "Event of Default" with respect to Notes of any series:

           (1) default in the payment of the principal of (or premium, if any) when due and payable, on any of the Notes (at its Stated Maturity, upon optional redemption, required purchase or otherwise) of such series, and such default continues for a period of one day, whether or not such payment shall be prohibited by the provisions of Article Fourteen hereof;

           (2) default in the payment of an installment of interest on any of the Notes of such series, when due and payable, and such default continues for a period of five days, whether or not such payment shall be prohibited by the provisions of Article Fourteen hereof;

           (3) the failure by the Company or any Restricted Subsidiary to comply with its obligations under Article Eight;

           (4) the failure by the Company to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture (other than a default specified in Section 501(l), 501(2) or 501(3)) for a period of 20 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of all Notes then Outstanding;

           (5) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding indebtedness in excess of $1,500,000, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full at maturity or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and/or foreclosure on or liquidation of any collateral securing payment of such Indebtedness;

           (6) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $1,500,000, individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not have been discharged or fully bonded, and either (1) any creditor shall have commenced an enforcement proceeding upon such judgment (other than a judgment that is stayed by pending appeal or otherwise) or (2) there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

           (7) a decree or order is entered by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or (ii) adjudging the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary, under the Federal Bankruptcy Code or any other similar applicable federal or state law for the relief of debtors, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days;

           (8) the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary institutes a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar applicable federal or state law for the relief of debtors or any other case or proceedings to be adjudicated as bankrupt or insolvent, or the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar applicable federal or state law for the relief of debtors or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary or the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law for the relief of debtors, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a significant Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or is or are unable to pay debts generally as they come due, or admits in writing its or their inability to pay its or their debts generally as they become due or takes corporate action in furtherance of any such action; or

           (9) any representation or warranty of the Company in this Indenture or in any agreement pursuant to which a Holder of Notes shall have purchased Notes on the Issue Date shall have proved to have been false in any material respect upon the date when made or deemed to have been made.

     SECTION 502. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than as specified in Section 501(7) or 501(8) with respect to the Company or any Significant Subsidiary or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary) shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes of any series affected then Outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Outstanding Notes of such series thereby due and payable immediately, upon which declaration, all amounts payable in respect of such Notes of such series shall be immediately due and payable; provided, however, that the Trustee or such Holders shall, prior to such declaration of acceleration, provide not less than two days' prior written notice of the Trustee's or such Holders' intent to so accelerate to the agent or agents for the Banks under the Bank Credit Agreement for the benefit of holders of Designated Senior Indebtedness, such notice to be delivered to the agent or agents at the Agent Address. If an Event of Default specified in
Section 501(7) or 501(8) with respect to the Company or any Significant Subsidiary (or one or more Subsidiaries which, in the aggregate, would constitute a Significant Subsidiary) occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

     At any time after a declaration of acceleration has been made with respect to any series of Notes (or all Notes, as the case may be) and before a judgment or decree for payment of money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of at least 75% in aggregate principal amount of the Notes of such series then Outstanding (or of all of the Notes, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

           (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                 (A) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                 (B) all overdue interest on the Notes of such series then
            Outstanding (or on all Outstanding Notes, as the case may be),

                 (C) all unpaid principal of and premium, if any, on any
            Outstanding Notes of such series (or of all Outstanding Notes, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes of such series, and

                 (D) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes of such series which has become due otherwise than by such declaration of acceleration;

           (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

           (3) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and interest on Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


     SECTION 503.Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if

           (a) default is made in the payment of any installment of interest on any Note of any series when such interest becomes due and payable and such default continues for a period of 10 days, or

           (b) default is made in the payment of the principal of (or premium, if any, on) any Note of any series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of Notes of such series, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes of such series, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights.

     Without limiting the generality of the foregoing, the Company agrees to pay all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Trustee or any Holder in connection with the enforcement of or preservation of rights under this Indenture after the occurrence of a Default or an Event of Default or any other event or circumstance which would constitute a Default or Event of Default if not amended, waived or consented to; provided, however, that the Company will not be responsible for the fees or expenses of more than five law firms (one of which shall in all cases be counsel, if any, to the Holder or Holders of the Institutional Series B Notes).

     SECTION 504. Trustee May File Proof of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

           (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

           (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505. Trustee May Enforce Claims without Possession of Notes.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     SECTION 506. Application of Money Collected.

     Subject to Article Fourteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

           FIRST:  To the payment of all amounts due the Trustee under Section
      606;

           SECOND: To the payment of the amounts then due and unpaid for principal of (any premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively, with application on the Notes to be made first, to the payment of interest on the Notes, second, to the payment of premium, if any, then due on the Notes, third, to the payment of principal accrued on the Notes and fourth, to the payment of any and all other amounts due and owing under the Indenture; and

            THIRD:  The balance, if any, to the Company.

     SECTION 507. Limitation on Suits.

     No Holder of any Notes of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

           (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

           (2) the Holders of not less than 25% in principal amount of the Outstanding Notes of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

           (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

           (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

           (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Notes of such series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Subject to the provisions of Article Fourteen hereof and notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Note of the principal of (and premium, if any) and interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Note of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512. Control by Holders.

     The Holders of not less than a majority in principal amount of the Notes Outstanding of any or both series affected, as the case may be (voting, in the event of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes), shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that

           (1) such direction shall not be in conflict with any rule of law or with this Indenture,

           (2) subject to the provisions of TIA Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

           (3) the Trustee need not take any action which involves it in personal liability or is unjustly prejudicial to the Holders not consenting.

     SECTION 513. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Notes Outstanding of any or both series affected, as the case may be (voting, in the event of both series of Notes being affected substantially identically, as one class, in which case such majority shall include all of the Institutional Series B Notes), may on behalf of the Holders of all the Notes of such series or both series, as the case may be, waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default

           (1) in the payment of the principal of (or premium, if any) or interest on any Note, or

           (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     SECTION 514. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

     SECTION 515. Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  THE TRUSTEE

     SECTION 601. Notice of Defaults.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder within 10 days after such occurrence, unless such Default shall have been cured or waived; provided, however, that, except (i) in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note and (ii) except with respect to notice of a Default or an Event of Default to be made to the Holder or Holders of the Institutional Series B Notes, which shall in all cases be made pursuant hereto, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     SECTION 602. Certain Rights of Trustee.

     Subject to the provisions of TIA Section 315(a) through 315(d)

           (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

           (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

           (4) the Trustee may consult with counsel of its selection and the written advice of such counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

           (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

           (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

           (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

           The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 603. Trustee Not Responsible for Recitals or Issuance of Notes.

     The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     SECTION 604. May Hold Notes.

     The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

     SECTION 605. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 606. Compensation and Reimbursement.

      The Company agrees:

           (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

           (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

           (3) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any loss, damages, claims or liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     SECTION 607. Conflicting Interests. The Trustee shall comply with the provisions of Section 310(b) of the TIA.

     SECTION 608. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $100,000,000 and have its Corporate Trust Office in The City of New York (or if its Corporate Trust Office shall not be located in The City of New York, which shall maintain an office in The City of New York where the Notes may be presented or surrendered and notices and demands hereunder may be served or made); provided, however, that nothing hereunder shall be deemed to prohibit Norwest Bank Minnesota, National Association from acting as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      SECTION 609. Resignation and Removal; Appointment of Successor.

           (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

           (b) The Trustee may resign at any time by giving written notice thereof to the Company.

           (c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in principal amount of the Outstanding Notes of any or both series, delivered to the Trustee and to the Company with respect to such series or both series, as the case may be.

           (d) If at any time:

           (1) the Trustee shall fail to comply with the provisions of TIA
      Section 310(b), or

           (2) the Trustee shall cease to be eligible under Section 608, or

           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, the Company or Holders of at least 25% in principal amount of the Notes then Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

           (g) If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 90 days after the giving of such notice of resignation, the Trustee resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     SECTION 610. Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                ARTICLE SEVEN

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701. Disclosure of Names and Addresses of Holders.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

     SECTION 702. Reports by Trustee.

     Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

     SECTION 703. Reports by Company.

     The Company will file, to the extent permitted under the Exchange Act, with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will file with the Trustee, and provide to each Holder, as their names and addresses appear in the Note Register, copies of such reports and documents within 15 days after it files them with the Commission or, if filing such documents by the Company with the Commission is not permitted under the Exchange Act, within 15 days after it would otherwise have been required to file such reports and documents if permitted, in each case at the Company's cost.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

     The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:

           (i) either (A)(1) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the surviving person of such merger or consolidation or (2) if the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary of the Company, such Restricted Subsidiary shall be the surviving person and such surviving person shall be a Restricted Subsidiary of the Company or (B)(1) the person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) in case of a transaction involving the Company, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and in each case, the Indenture shall remain in full force and effect;

           (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

           (iii) immediately after giving effect to such transaction, the Surviving Entity shall have a Consolidated Tangible Net Worth in an amount which is not less than the Consolidated Tangible Net Worth of the Company or such Restricted Subsidiary, as the case may be, immediately prior to such transaction;

provided that a Wholly Owned Restricted Subsidiary may consolidate with, or merge with or into, or convey, transfer or lease all or substantially all its assets to, the Company or another Wholly Owned Restricted Subsidiary.

     In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture, if any, in respect thereof comply with the requirements under this Indenture.

     SECTION 802. Successor Substituted.

     Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any person in accordance with Section 801, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the person named as the "Company" in the first paragraph of this Indenture or any Surviving Entity which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

     SECTION 901. Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

           (1) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Notes;

           (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

           (3) to add any additional Events of Default;

           (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 610;

           (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action shall not adversely affect the interests of the Holders;

           (6) to secure the Notes pursuant to the requirements of Section 1012 or otherwise;

           (7) to make any other change that does not adversely affect the rights of any Holder; or

            (8) to comply with the TIA.

     Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change under this Section 901 does not adversely affect the rights of any Holder.

     SECTION 902. Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of any or all series which are affected by the modification or amendment (voting, in the case of both series of Notes being affected substantially identically, as one class, in which case such majority shall include the Holder or Holders of the Institutional Series B Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such series of Notes or of all series of Notes, as the case may be, under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

           (1) reduce the principal amount outstanding of or extend the fixed maturity of any Note or alter the redemption provisions with respect thereto;

           (2) make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note;

           (3) reduce the percentage in outstanding aggregate principal amount of Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

           (4) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

           (5) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Note;

           (6) reduce or change the rate or time for payment of interest on any Note;

           (7) modify or change any provision of this Indenture affecting the subordination of the Notes in a manner adverse to the Holders;

           (8) modify this Section 902 or Section 508 or Section 513.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 602 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 906. Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. if the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

     SECTION 907. Notice of Supplemental Indentures.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.


                                  ARTICLE TEN

                                   COVENANTS

     SECTION 1001. Payment of Principal, Premium, If Any, and Interest.

     The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

     The Company shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 1002. Maintenance of Office or Agency and Notice of Agent Address.

     The Company will maintain in the City of Chicago an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of Chicago) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Chicago for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     The Company agrees to promptly deliver to the Trustee and the Holder or Holders of the Institutional Series B Notes, within not less than 10 Business Days following any change in the Agent Address, written notice setting forth the new Agent Address.

     SECTION 1003. Money for Note Payments to Be Held in Trust.

     Subject to Article Fourteen, whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with a Paying Agent a sum (and, if applicable, Secondary Notes) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum (and, if applicable, Secondary Notes) to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and, unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of such action or any failure so to act.

     The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will, subject to Article Fourteen:

           (1) hold all sums (and, if applicable, Secondary Notes) held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the persons entitled thereto until such sums (and, if applicable, Secondary Notes) shall be paid to such persons or otherwise disposed of as herein provided;

           (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

           (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Subject to Article Fourteen, the Company may by Company Order direct any Paying Agent to pay, to the Trustee all sums (and, if applicable, Secondary Notes) held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums (and, if applicable, Secondary Notes).

     Any money or Secondary Notes deposited with the Trustee or any Paying
Agent in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of Chicago, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004. Corporate Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, material rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except of the Company), material right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 1005. Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all lawful and material claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1006. Maintenance of Properties.

     The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 1007. Insurance.

     The Company will at all times keep all of its and its Restricted Subsidiaries, properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

     SECTION 1008. Compliance Certificate.

     The Company shall deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 120 days after the end of each of the Company's fiscal years an Officers' Certificate stating that, to the signers' knowledge, the Company is in compliance with all conditions and covenants under this Indenture. If such signers have knowledge of any Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 1008 shall be for the first fiscal quarter of the Company ending after the Issue Date and one of the signers of such Officers' Certificate shall be the Company's principal executive, financial or accounting officer. Such compliance shall be determined without regard to any period of grace or requirement of notice provided herein.

     SECTION 1009. Notice of Default.

     The Company shall deliver to the Trustee within 30 days after the Company becomes aware or should reasonably have become aware of the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default, an Officers' Certificate specifying such Default or Event of Default, the period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

     SECTION 1010. Limitation on Consolidated Funded Debt.

     The Company will not permit, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Funded Debt for such fiscal quarter to (b) Consolidated EBITDA for the four consecutive fiscal quarters ending on such date to exceed the ratio set forth opposite such date in the table below:


        Fiscal Quarter Ending                        Ratio
        ----------------------------------------  --------
           1/31/97 .............................  5.28:1.0
           4/30/97 .............................  5.28:1.0
           7/31/97 .............................  5.16:1.0
           10/31/97 ............................  5.04:1.0
           1/31/98 .............................  4.80:1.0
           4/30/98 .............................  4.56:1.0
           7/31/98 .............................  4.32:1.0
           10/31/98 ............................  4.20:1.0
           1/31/99 .............................  3.84:1.0
           4/30/99 .............................  3.84:1.0
           7/31/99 .............................  3.72:1.0
           10/31/99 and for each fiscal
             quarter thereafter ................  3.60:1.0



      SECTION 1011.        Limitation on Restricted Payments.

           (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Redeemable Capital Stock) or rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock));

           (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Affiliate of the Company (other than any such Capital Stock of any Wholly Owned Restricted Subsidiary of the Company);

           (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity (unless within one year of maturity), scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness;

           (iv) make any Investment (other than any Permitted Investment) in any person, including any Unrestricted Subsidiary (other than in the Company, a Wholly Owned Restricted Subsidiary of the Company or a person that becomes a Wholly Owned Restricted Subsidiary as a result of such Investment); or

           (v) declare or pay any dividend or make any other distribution on or in respect of any Capital Stock of any Subsidiary to the direct or indirect holders (in their capacities as such) of Capital Stock of the Subsidiary (other than with respect to Capital Stock held by the Company or any of its Wholly Owned Restricted Subsidiaries) or any purchase, redemption or other acquisition or retirement for value, of any Capital Stock of any Subsidiary (other than any such Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary);

(such payments, dividends, distributions, purchases, defeasances, repurchases, redemptions, acquisitions, retirements or Investments described in the preceding clauses (i) through (v) are collectively referred to as "Restricted Payments"), (a) at any time during the period ending April 30, 1998, and (b) thereafter only unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, being as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (A) no Default or Event of Default shall have occurred and be continuing, and (B) the aggregate amount of all Restricted Payments declared or made from and after May 1, 1998 would not exceed the sum of (1) 10% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on May 1, 1998 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus such deficit) plus (2) the aggregate net cash proceeds received by the Company after the Issue Date from the issuance or sale (other than to any of its Restricted Subsidiaries) of Capital Stock (excluding Redeemable Capital Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness (to the extent such Indebtedness is originally sold for cash) or from the exercise of options, warrants or rights to purchase Capital Stock

(other than Redeemable Capital Stock)) of the Company   to any person (other
than to a Restricted Subsidiary of the Company) (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below), plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment made pursuant to clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investments. For purposes of the preceding clause (B)(2), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock, either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

           (b) None of the foregoing provisions will prohibit: (i) the payment of any dividend within 90 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph (a); (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary of the Company in exchange for (including any such exchange pursuant to a conversion right or privilege in connection with which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Restricted Subsidiary of the Company); provided, however, that such net cash proceeds are excluded from clause (B)(2) of the preceding paragraph (a); or (iii) so long as no Default or Event of Default shall have occurred and be continuing, the making of a Restricted Payment in an aggregate amount not to exceed $150,000 solely to redeem shares of the Company's Class B Common Stock.

     SECTION 1012. Limitation on Liens.

     The Company will not and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets, now owned or hereafter acquired, to secure any Pari Passu Indebtedness or Subordinated Indebtedness unless prior to or contemporaneously therewith the Notes are secured equally and ratably; provided that (1) if such secured Indebtedness is Pari Passu Indebtedness, the Lien securing such Pari Passu Indebtedness shall rank equally and ratably with the Lien securing the Notes and (2) if such secured Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes.

     SECTION 1013. Limitation on Issuance and Sale of Capital Stock by Restricted Subsidiaries.

     The Company (i) will not permit any of its Restricted Subsidiaries to issue any Capital Stock (other than to the Company or a wholly Owned Restricted Subsidiary of the Company) and (ii) will not permit any person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Capital Stock of any Restricted Subsidiary of the Company.

     SECTION 1014. Limitation on Transactions with Affiliates.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any transactions among themselves or with any Affiliates of the Company, other than transactions in the ordinary course of the Company's or such Restricted Subsidiary's business, consistent with past practices, and upon terms not materially less favorable to the Company or such Restricted Subsidiary than the Company or such Restricted Subsidiary could obtain in a comparable arm's-length transaction with a party other than the Company, such Restricted Subsidiary or such Affiliate. This covenant will not restrict the Company from transactions provided for under agreements in existence on the date of this Indenture and listed on Schedule A hereto.

     SECTION 1015. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits,
(b) pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company, (c) make loans or advances to the Company or any other Restricted Subsidiary of the Company (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (ii) any encumbrance or restriction in the Bank Credit Agreement or any other agreement as in effect on the date of this Indenture and listed on Schedule B hereto and (iii) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in clause (i) and (ii) above, which is not materially more restrictive or less favorable to the Holders than those existing under the agreement being extended, refinanced, renewed or replaced.

     SECTION 1016. Restriction on Transfer of Assets.

     The Company will not sell, convey, transfer or otherwise dispose of its assets or property to any of its Subsidiaries, except for (a) transactions pursuant to clause (ix), (xi) or (xii) of the definition of "Permitted Investments"; (b) sales, conveyances, transfers or other dispositions made in the ordinary course of business; and (c) sales, conveyances, transfers or other dispositions of assets or property made on and after the Issue Date not expressly included in subparagraphs (a) or (b) above; provided, however, that, after giving effect to any such sale, conveyance, transfer or disposition made pursuant to this clause (c), the aggregate book value of all assets or property sold, conveyed, transferred or disposed of pursuant to this clause (c) during the period beginning on the Issue Date and ending on the date of such sale, conveyance, transfer or disposition shall not exceed $1,000,000.

     SECTION 1017. Limitation on Certain Other Subordinated Indebtedness.

     The Company will not issue, directly or indirectly, any Indebtedness which is subordinated or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is expressly pari passu with or subordinated in right of payment to the Notes.

     SECTION 1018. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1010 through 1017, inclusive, and 1019 and 1020, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes (including the Holder of the Institutional Series B Notes), by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     SECTION 1019. Consolidated Tangible Net Worth.

     The Company will not permit Consolidated Tangible Net Worth at any time during any fiscal year set forth in the table below to be less than the amount set forth opposite such fiscal year in such table:


         Fiscal Year Beginning February 1,                   Amount
         ---------------------------------                ------------
         1996 ..........................................  ($ 7,000,000)
         1997 ..........................................  ($ 2,000,000)
         1998 ..........................................   $ 6,000,000
         1999 ..........................................   $12,000,000
         2000 and fiscal years thereafter ..............   $18,000,000


     SECTION 1020. Fixed Charge Coverage Ratio.

     The Company will not permit, for any period of four consecutive quarters ending on any date set forth in the table below, the ratio of (a) the sum of
(i) Consolidated EBITDA for such period plus (ii) Consolidated Minimum Store Rent for such period to (b) the sum of (i) Consolidated Minimum Store Rent for such period plus (ii) Consolidated Cash Interest Expense for such period, to be less than the ratio set forth opposite such date in such table:

                      Date                         Ratio
                     ------                       --------
                     1/31/97 ...................  1.15:1.0
                     4/30/97 ...................  1.15:1.0
                     7/31/97 ...................  1.15:1.0
                     10/31/97 ..................  1.15:1.0
                     1/31/98 ...................  1.30:1.0
                     4/30/98 ...................  1.30:1.0
                     7/31/98 ...................  1.30:1.0
                     10/31/98 ..................  1.30:1.0
                     1/31/99 ...................  1.50:1.0
                     4/30/99 ...................  1.50:1.0
                     7/31/99 ...................  1.50:1.0
                     10/31/99 ..................  1.50:1.0
                     1/31/2000 and thereafter ..  1.60:1.0



                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

      SECTION 1101. Right of Redemption -- Series A Notes.

     (a) Subject to Article Fourteen hereof, the Series A Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time after July 31, 2001, subject to the conditions and at the Redemption Prices which shall consist of the applicable percentage of the principal amount of the Series A Notes so redeemed set forth below:

     If redeemed during the period set forth below,



                    PERIOD                           PERCENTAGE
                    ------                           ----------
        July 31, 2001 - July 30, 2002 ............     106.00%
        July 31, 2002 - July 30, 2003 ............     105.00%
        July 31, 2003 - July 30, 2004 ............     104.00%
        July 31, 2004 and thereafter .............     100.00%


plus, in each case, any interest accrued on the Series A Notes so redeemed to the Redemption Date, exclusive of installments of interest whose Stated Maturity is on or prior to the Redemption Date, payment of which shall have been made or duly provided for to the registered Holders of Series A Notes on relevant Record Dates in accordance with Section 307 hereof.

     (b) The Series A Notes shall also be subject to redemption in part on July 31, 2001 and on each October 31, January 31, April 30 and July 31 thereafter to and including July 31, 2004 for the Sinking Fund as provided in Article Twelve, in each case at a Redemption Price of 100% of the principal amount of the Series A Notes so redeemed, plus any installments of interest thereon payable on or prior to the Redemption Date if payment thereof shall not have been made or duly provided for to the registered Holders of Series A Notes on relevant Record Dates in accordance with Section 307 hereof.

      SECTION 1102. Right of Redemption -- Series B Notes.

     (a) Subject to Article Fourteen hereof, the Series B Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time after the Issue Date, subject to the conditions and at the Redemption Prices which shall consist of the applicable percentage of the principal amount of the Series B Notes so redeemed set forth below:

     If redeemed during the period set forth below,


                     PERIOD                         PERCENTAGE
                     ------                         ----------
        July 31, 1996 - July 30, 1997 ............      112%
        July 31, 1997 - July 30, 1998 ............      112%
        July 31, 1998 - July 30, 1999 ............      110%
        July 31, 1999 - July 30, 2000 ............      110%
        July 31, 2000 - July 30, 2001 ............      109%
        July 31, 2001 - July 30, 2002 ............      108%
        July 31, 2002 - July 30, 2003 ............      107%
        July 31, 2003 - July 30, 2004 ............      106%
        July 31, 2004 and thereafter .............      105%


plus, in each case, any interest accrued on the Series B Notes so redeemed to the Redemption Date (which interest so accrued shall be paid solely in cash), exclusive of installments of interest whose Stated Maturity is on or prior to the Redemption Date, payment of which shall have been made or duly provided for to the registered Holders of Series B Notes on relevant Record Dates in accordance with Section 307 hereof.

     (b) The Series B Notes shall also be subject to redemption in part on July 31, 2001 and on each October 31, January 31, April 30 and July 31 thereafter to and including July 31, 2004 for the Sinking Fund as provided in Article Twelve, in each case at a Redemption Price of 100% of the principal amount of the Series B Notes so redeemed, plus any installments of interest thereon payable on or prior to the Redemption Date if payment thereof shall not have been made or duly provided for to the registered Holders of Series B Notes on relevant Record Dates in accordance with Section 307 hereof.

     SECTION 1103. Applicability of Article.

     Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     SECTION 1104. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Notes pursuant to Section 1101 or 1102, as the case may be, shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1105.

     SECTION 1105. Selection by Trustee of Notes to Be Redeemed.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

     The Trustee shall promptly notify the Company and the Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

      SECTION 1106. Notice of Redemption.

     Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Series A Notes or Series B Notes, as the case may be, to be redeemed at such Holder's address appearing in the Note Register.

     All notices of redemption shall state:

           (1) the Redemption Date,

           (2) the Redemption Price,

           (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed.

           (4) that, on the Redemption Date, the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1108) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

           (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price, and

           (6) the relevant CUSIP number(s).

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1107. Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same-day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

     SECTION 1108. Notes Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date, which interest, with respect to the Series B Notes, shall be paid solely in cash), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest), such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

      SECTION 1109. Notes Redeemed in Part.

     Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.


                                ARTICLE TWELVE

                            SINKING FUND PAYMENTS

     SECTION 1201. Sinking Fund Payments -- Series A Notes.

     As and for a Sinking Fund for the retirement of the Series A Notes, the Company will deposit in accordance with Section 1107 hereof, prior to July 31, October 31, January 31 and April 30 in each year, commencing with July 31, 2001 to and including July 31, 2004 (each such date being hereinafter referred to as a Sinking Fund Payment Date), an amount in cash sufficient to redeem on such Sinking Fund Payment Date $855,000 of the principal amount of Series A Notes, at the Redemption Price set forth in Section 1101 for redemption through the operation of the Sinking Fund. Each such Sinking Fund

Payment shall be applied to the redemption of Series A Notes on such Sinking Fund Payment Date as herein provided. The Trustee shall, on or before the thirtieth day prior to such Sinking Fund Payment Date, select, in the manner provided in Section 1105, the Series A Notes to be redeemed on the next Sinking Fund Payment Date and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1106. Such notice having been duly given, the redemption of such Series A Notes shall be made upon the terms and in the manner stated in Sections 1108 and 1109.

     SECTION 1202. Sinking Fund Payments -- Series B Notes.

     As and for a Sinking Fund for the retirement of the Series B Notes, the Company will deposit in accordance with Section 1107 hereof, prior to July 31, October 31, January 31 and April 30 in each year, commencing with July 31, 2001 to and including July 31, 2004 (each such date being hereinafter referred to as a Sinking Fund Payment Date), an amount in cash sufficient to redeem on such Sinking Fund Payment Date the Sinking Fund Dollar Amount of the principal amount of Series B Notes, at the Redemption Price set forth in Section 1102 for redemption through the operation of the Sinking Fund. For purposes of this
Section 1202, the "Sinking Fund Dollar Amount" shall mean the quotient obtained by dividing (a) the aggregate principal amount of Series B Notes Outstanding at July 31, 2001 by (b) 14. Each such Sinking Fund Payment shall be applied to the redemption of Series B Notes on such Sinking Fund Payment Date as herein provided. The Trustee shall, on or before the thirtieth day prior to such Sinking Fund Payment Date, select, in the manner provided in Section 1105, the Series B Notes to be redeemed on the next Sinking Fund Payment Date and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1106. Such notice having been duly given, the redemption of such Series B Notes shall be made upon the terms and in the manner stated in Sections 1108 and 1109.


                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1301. Company's Option to Effect Defeasance or Covenant
Defeasance.

     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

     SECTION 1302. Defeasance and Discharge.

     Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have been discharged from their obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the then Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 1304 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Fourteen, Article Fifteen or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

     SECTION 1303. Covenant Defeasance.

     Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under any covenant contained in Section 801 and in Sections 1007 through 1020 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder and Holders of the Notes and any amounts deposited under Section 1304 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Fourteen, Article Fifteen or otherwise. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4) and 501(5), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

      SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

      The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

           (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) cash in United States dollars in an amount, or (B) U.S. Government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes; and provided further that upon the effectiveness of this
      Section 1304, the cash or U.S. Government Obligations deposited shall not be subject to the rights of the holders of Senior Indebtedness pursuant to the provisions of Article Fourteen. Prior to such a deposit, the Company may give the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the outstanding Notes at a future date pursuant to Article Eleven hereof, which notice shall be irrevocable.
      Such irrevocable notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or
      (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Notes Act), as custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

           (2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(7) or 501(8) hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default: under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

           (4) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

           (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any Notes of the Company;

           (6) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

           (7) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (x) the trust funds will not be subject to any rights of any holders of Senior Indebtedness of the Company, including, without limitation, rights arising under this Indenture, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Federal Bankruptcy Code;

           (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with;

           (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with intent of preferring the Holders or any Guarantor over the other creditors of the Company with the intent of defeating, hindering or delaying or defrauding creditors of the Company or others;

           (10) If the Bank Credit Agreement is in effect, the Company shall have delivered to the Trustee any required consent of the lenders under the Bank Credit Agreement to such defeasance or covenant defeasance, as the case may be; and

           (11) No event or condition shall exist that would prevent the Company from making payments of the principal of (and premium, if any) or interest on the Notes on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

      SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Fourteen.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

     Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

      SECTION 1306. Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 for any reason, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                               ARTICLE FOURTEEN

                         SUBORDINATION OF SECURITIES

     SECTION 1401. Notes Subordinate to Senior Indebtedness.

     The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash, Cash Equivalents or other form of payment acceptable to the holders of Senior Indebtedness of all existing and future Senior Indebtedness of the Company, which includes, without limitation, all obligations under the Bank Credit Agreement; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of (and premium, if any) and interest on the Notes in all respects shall rank equal with all other existing and future Pari Passu Indebtedness and senior to all future Subordinated Indebtedness of the Company.

     This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

      SECTION 1402. Payment Over of Proceeds upon Dissolution, etc.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, then and in any such event

           (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash, Cash Equivalents or other form of payment acceptable to the holders of such Senior

      Indebtedness of all amounts due   on or in respect of all Senior
      Indebtedness, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor with respect to the Senior Indebtedness provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are
      (A) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article and (B) (i) if the original maturity or maturities of the Senior Indebtedness outstanding under the Bank Credit Agreement shall not then have been extended, such subordinated securities shall have no payments prior to such maturity or maturities of such Senior Indebtedness, and (ii) in all other cases such subordinated securities shall have an Average Life to Maturity not less than or not prior to the Notes and a final maturity not earlier than the final maturities as so extended of any Senior Indebtedness or other debt securities exchanged for Senior Indebtedness (such equity securities or subordinated securities of a person hereinafter being "Permitted Junior Notes")) on account of the principal of (and premium, if any) and interest on each and all of the Notes; and

          (2) in the event that, notwithstanding the foregoing provisions of this Section, after an event described in clause (a), (b) or (c), the Trustee or any Holder of the Notes shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of the principal of (and premium, if any) and interest on each and all of the Notes before all Senior Indebtedness is paid in full or payment thereof provided for in cash, Cash Equivalents or other form of payment acceptable to the holders of such Senior Indebtedness, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Notes) shall be paid over or delivered forthwith to the agent or agents for the Banks under the Bank Credit Agreement for the benefit of the holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, Cash Equivalents or other form of payment acceptable to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

     SECTION 1403. Suspension of Payment When Senior Indebtedness in Default.

           (a) Unless Section 1402 shall be applicable, upon the occurrence of a Payment Default, then no payment or distribution of any assets of the Company of any kind or character (other than Permitted Junior Notes) shall be made by the Company or the Trustee (if notice of such Payment Default has been received by the Trustee pursuant to Section 1409) or received by the Holders including without limitation amounts on account of the principal of (and premium, if any) and interest on each and all of the Notes or on account of the purchase or redemption or other acquisition of Notes unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash, Cash Equivalents or other form of payment acceptable to the holders of Senior Indebtedness, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

           (b) Unless the provisions of Section 1402 or Section 1403(a) shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Trustee from the representative of holders of Designated Senior Indebtedness of written notice of such occurrence, then no payment or distribution of any assets of the Company of any kind or character (other than Permitted Junior Notes) shall be made by the Company on account of the principal of (and premium, if any) and interest on each and all of the Notes or on account of the purchase or redemption or other acquisition of Notes for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice from such representative unless and until (A) more than 179 days shall have elapsed since receipt of such written notice by the Company or the Trustee (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (B) such Non-payment Default shall have been cured or waived in writing or shall have ceased to exist (provided that no other Non-payment Default has occurred subsequent to the commencement of such Payment Blockage Period and is then continuing after giving effect to such cure or waiver, and the notice provisions of clause (2) above shall have been complied with), (C) such Designated Senior Indebtedness shall have been discharged or paid in full in cash, Cash Equivalents or other form of payment acceptable to the holders of such Designated Senior Indebtedness or (D) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such representative initiating such Payment Blockage Period, after which, in the case of clause (A), (B), (C) or (D), whichever was earlier, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any consecutive 360-day period, and no Non-payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice and there must be at least a 181-consecutive-day period in any 360-day period during which no Payment Blockage Period is in effect.


           (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received a payment prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith by the Trustee (if the notice required by Section 1409 has been received by the Trustee) or an amount equal to such payment or distribution shall be paid over and delivered forthwith by such Holder to the agent under the Bank Credit Agreement for the benefit of, and distribution to, the holders of Designated Senior Indebtedness or, if the Bank Credit Agreement has been terminated, to the Company; provided that, in the event any Holder has received notice that such payment is prohibited by the foregoing provisions of this Section prior to the receipt of such payment by such Holders, any such Holders shall hold such payment in trust for the benefit of the holders of Designated Senior Indebtedness.

      SECTION 1404. Payment Permitted If No Default.

     Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1402 or under the conditions described in Section 1403, from making payments at any time of principal of (and premium, if any) or interest on the Notes.

      SECTION 1405. Subrogation to Rights of Holders of Senior Indebtedness.

     Subject to the payment in full in cash, Cash Equivalents or other form of payment acceptable to the holders of Senior Indebtedness of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

      SECTION 1406. Provisions Solely to Define Relative Rights.

     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the Holders of Senior Indebtedness; or (c) prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of .Senior Indebtedness, in respect of cash, property or securities of the Company received upon exercise of any such remedy.

      SECTION 1407. Trustee to Effectuate Subordination.

     Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     SECTION 1408. No Waiver of Subordination Provisions.

           (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

           (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person.

      SECTION 1409. Notice to Trustee.

           (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to
      Section 602 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any
      Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

           (b) Subject to Section 602 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     SECTION 1410. Reliance on Judicial Order or Certificate of Liquidating
Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to Section 602 hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

      SECTION 1411. Rights of Trustee as a Holder of Senior Indebtedness;
                    Preservation of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

      SECTION 1412. Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

      SECTION 1413. No Suspension of Remedies.

     Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

     SECTION 1414. Trust Moneys Not Subordinated.

     Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article Thirteen hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Thirteen hereof and not in violation of Section 1402 or 1403 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Fourteen, and none of the holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

     SECTION 1415. Proof of Claim.

     In the event of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Holders irrevocably authorize and empower the agent under the Bank Credit Agreement, if the Bank Credit Agreement is then in effect (but without imposing any obligation on, or any duty to such agent), to file and prove all claims therefor in the name of the Holders (or otherwise, as such agent may determine to be necessary or appropriate for the enforcement of the provisions of this Article Fourteen) if the Trustee or the Holders do not file a proper claim or proof of debt in the form required in any such proceeding prior to 15 days before the expiration of the time to file such claim or claims.

     SECTION 1416. Trustee Not Fiduciary for Holders of Senior Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable (unless it shall have acted with gross negligence) to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fourteen or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Fourteen and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

     This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    MARKS BROS. JEWELERS, INC.


                                    By: /s/
                                        -------------------------
                                         Title:
                                                -----------------


[SEAL]



Attest: /s/
       ---------------------
       Title:
             ---------------
                                    NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Trustee



                                    By: /s/
                                        ---------------------------------
                                         Title:   Corporate Trust Officer
                                                -------------------------

                                   SCHEDULE A

                         CERTAIN AFFILIATE TRANSACTIONS

1) The Company has from time to time purchased some jewelry merchandise from MBM Co., an entity which as of January 31, 1996 was owned by a brother of Messrs. Hugh and Matthew Patinkin and the children of Mr. Norman Patinkin. The amounts purchased by the Company form MBM Co. in fiscal 1993, 1994 and 1995 were $34,000, $161,000 and $80,000, respectively. The
     Company believes that the prices paid in these purchases were as favorable to the Company as those generally available from third parties.


2) The Company provides certain office services to Double P. Corp., including any of its affiliates ("Double P"), an owner and operator of primarily mall-based snack food stores, in which Messrs. H. Patinkin, Desjardins and
     M. Patinkin own a majority equity interest. For these services Double P pays the Company $300 per month. Mr. H. Patinkin spends a limited amount of time providing services to Double P. In two cases the Company and Double P have negotiated jointly with a landlord with respect to spaces offered by a landlord and then divided and separately leased portions of the space offered. The terms of any such leases in the future will be approved by a majority of the Company's outside directors.

3) Certain Interested Parties have participated, or may participate, in the Company's Employee Merchandise Discount Program. A copy of the Company's Employee Merchandise Discount Policy is attached.

4) Executive Severance Agreements to be entered into between the Company and each of Messrs. H. Patinkin, M. Patinkin, Desjardins and Eisenheim.

11/95

EMPLOYEE MERCHANDISE DISCOUNT POLICY

All employees are entitled to an employee discount on the purchase of merchandise from any Marks Bros. Jewelry store. Employees are entitled to a merchandise discount that is applied to the every day selling price of the piece according to the following guidelines:

        POLICY GUIDELINES:

        - Employees are allowed to purchase merchandise at a discount for their own personal use or for gift giving.

        - The immediate family members of an employee can make purchases for their own use on that employee's Employee Discount benefit.

        - "Immediate family members" refers to an employee's spouse and/or dependents.

        - An employee purchasing merchandise from a store other than their base store is required to contact that store's Manager or Assistant Manager in order to make arrangements that do not interfere with that store's business.

        - Employee purchases may be paid for with cash, check, or accepted credit cards including in-house credit. Employees applying for in-house credit must notify Bob Gilbert; VP Controller and Security, at the Home Office by phone, and then fax their credit application to his attention for processing.

        - Employees can put merchandise into layaway for not more than 6 months with a required 20% deposit.

        - To make a purchase using their employee discount, employees and qualified dependents are required to immediately identify themselves upon entering a store in order to allow the store staff to assist waiting customers first.

        - The appropriate percentage discount is applied to the advertised selling price of the item.

        -  There is no employee discount given on Bonus Buy Merchandise.

Any employee wishing to purchase an item on their employee discount on behalf of a relative or friend should contact a member of the Operations Committee.

* For POS Procedures on employee purchases see: POS User Manual; IV. Sales Transactions; J., page 21.



H.R. 5.4

                                                                           11/95

Employee Merchandise Discount Policy

  Regular Tagged Merchandise

All employees ........................................ 35% off the selling price
Assistant store managers ............................. 40% off the selling price
Store managers ....................................... 50% off the selling price
Supervisors, District Managers,
Regional Vice Presidents ............................. 50% off the selling price


  Value Tagged Merchandise

All employees ........................................ 25% off the selling price
Assistant store managers ............................. 25% off the selling price
Store managers ....................................... 30% off the selling price
Supervisors, District Managers,
Regional Vice Presidents ............................. 30% off the selling price


  Watches

All employees ........................................ 15% off the selling price
Assistant store managers ............................. 15% off the selling price
Store managers ....................................... 15% off the selling price
Supervisors, District Managers,
Regional Vice Presidents ............................. 15% off the selling price


  Special Event (Remount) Merchandise

All employees ........................................ 15% off the selling price
Assistant store managers ............................. 15% off the selling price
Store managers ....................................... 15% off the selling price
Supervisors, District Managers,
Regional Vice Presidents ............................. 15% off the selling price




                                                                        H.R. 5.5

11/95

Clearance Merchandise

Employee's choice between:      (1) The Advertised Clearance Price

                                                or,

                                (2) Their regular allotted discount off the
                                    original advertised selling price of
                                    the item


Home Office Employee Purchase Procedure

All Home Office employees are entitled to an employee discount on the purchase of merchandise from any MBJ store. The following procedures must be followed when any Home Office employee requests to make a purchase in a MBJ store.

Employee Discount Cards are issued to Home Office employees and are color coded indicating the percentage discount that the card holder is entitled to. An employee must have their Employee Discount Card at the time of purchase in order to be entitled to an employee discount. Any immediate family member not named on the employee's discount card and entitled to make a discounted purchase as outlined in the Policy Guidelines, must be accompanied by the employee named on the card when making a purchase.

Whenever possible the employee must inform the store manager in advance that they will be visiting the store to make a purchase. Once at the store, the employee or family member named on the card, must identify themselves and present a MBJ Employee Discount Card and a picture ID.

The following information is hand written on each employee discount card:
                        - The expiration date
                        - The name of the employee
                        - The employee's number
                        - The name of the employee's spouse, significant
                          other, or immediate family member.

Home Office Employee Discount Cards:

                Pink ......... 35% off the Everyday Selling Price
                Blue ......... 40% off the Everyday Selling Price
                Gold ......... 50% off the Everyday Selling Price



H.R. 5.6

                                   SCHEDULE B

                                     LIENS

1) Liens and security interest granted pursuant to Section 12 of that certain Private Label Revolving Credit Plan Agreement, dated as of March 23, 1993, among the Company and Bank One, Dayton, NA ("Bank One"), as amended (the "Private Label Agreement") with respect to funds deposited in the "Escrow Account" (as defined in the Private Label Agreement), the "Merchant ACH Processing Account" (as defined in the Private Label Agreement) and all other accounts maintained by the Company at Bank One, and with respect to the Company's granting to Bank One a non-exclusive license to use the Company's trademarks in conjunction with the Private Label Agreement.

2) Lien in trade fixtures of the Borrower in favor of LaSalle National Trust, N.A., as Successor Trustee, pursuant to a lease between LaSalle National Bank, as Trustee, and LAC Corp., dated February 20, 1985, as amended on September 10, 1992 between LaSalle National Trust, N.A., as Successor Trustee, and the Borrower d/b/a Lundstrom Jewelers.